Exhibit 99

S&P Global and CME Group to sell OSTTRA to KKR for $3.1 billion

New York, NY, April 14, 2025—S&P Global and CME Group today announced the signing of a definitive agreement to sell OSTTRA, a leading provider of post-trade solutions for the global OTC market, to investment funds managed by KKR, a leading global investment firm.  The terms of the deal for OSTTRA equaled total enterprise value at $3.1 billion, subject to customary purchase price adjustments, which will be divided evenly between S&P Global and CME Group pursuant to their 50/50 joint venture.

Established in 2021 as a joint venture between CME Group and S&P Global, OSTTRA serves the global financial ecosystem with a comprehensive suite of critical post-trade offerings across interest rates, FX, credit and equity asset classes. OSTTRA provides end-to-end connectivity and workflow solutions to banks, broker-dealers, asset managers, and other market participants across trade processing, trade lifecycle, and optimization.

The OSTTRA management team, led by co-CEOs Guy Rowcliffe and John Stewart, will continue to lead the company in their current roles. KKR will support OSTTRA’s customer-centric growth and role as a critical market infrastructure provider by increasing OSTTRA’s investments in technology and innovation across its leading post-trade solutions platform.

“We are incredibly grateful for our partnership with CME Group and S&P Global over the past several years and delighted to have KKR’s backing as we embark on this exciting new chapter for OSTTRA,” said Guy Rowcliffe and John Stewart, co-CEOs of OSTTRA. “With KKR’s support, we will further accelerate our strategic initiatives to enhance our market-leading post-trade solutions, drive innovation, and expand our global footprint. Together, we look forward to delivering even greater value to our customers and helping them navigate the ever-evolving OTC landscape.”

“We have long admired OSTTRA for its mission-critical solutions, deep customer relationships, and strong market position, which we believe provide a great foundation for future growth,” said Webster Chua, Partner at KKR. “We look forward to working with the OSTTRA team and leveraging our experience in the tech-enabled and financial services sectors to help the company further innovate and drive value for its customers.”

"OSTTRA has generated significant growth over the past several years, and we are pleased with the role our joint venture played in driving the company forward," said CME Group Chairman and Chief Executive Officer Terry Duffy. "Looking ahead, as the post-trade marketplace continues to evolve, we are confident that KKR will further scale this business and extend the important efficiencies that OSTTRA delivers to clients."

“We’re thrilled about this next chapter for OSTTRA, which, together with KKR, is ideally positioned to tackle today's complex post-trade challenges and proactively meet future operational demands,” said John Barneson, Chairman of the Board of OSTTRA and Head of

Enterprise Solutions at S&P Global Market Intelligence. “This transaction reflects S&P Global's continued commitment to active portfolio optimization in support of our strategy and to fuel future growth."

KKR is making its investment in OSTTRA primarily through its North American private equity strategy. Following the close of the transaction, KKR will support OSTTRA in creating a broad-based equity ownership program to provide all of the company's nearly 1,500 employees the opportunity to participate in the benefits of ownership. This strategy is based on the belief that team member engagement through ownership is a key driver in building stronger companies. Since 2011, more than 60 KKR portfolio companies have awarded billions of dollars of total equity value to over 150,000 non-senior management employees.

Further financial terms were not disclosed. The transaction is expected to close in the second half of 2025, subject to customary closing conditions and receipt of required regulatory approvals.

Barclays and Davis Polk served as financial and legal advisors, respectively, to S&P Global. Citi and Skadden served as financial and legal advisors, respectively, to CME Group. Goldman Sachs and Simpson Thacher & Bartlett served as financial and legal advisors, respectively, to KKR.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about future business and operating results, the industry and markets in which each of S&P Global and CME Group (each a “Company”) operate and beliefs of and assumptions made by each respective Company’s management involve uncertainties that could significantly affect the financial or operating results of each respective Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will, “ “should,” “may,” “projects,” “could,” “would,” “target,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in such forward-looking statements. We can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: (i) the satisfaction of the conditions precedent to consummation of the proposed divesture of OSTTRA, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; (ii) economic, financial, political and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current U.S. administration; (iii) the ability of each respective Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event; (iv) the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; (v) changes in debt and equity markets, including credit quality and spreads; (vi) changes in financial markets, capital, credit and commodities markets and interest rates; (vii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (viii) the parties’ ability to meet expectations regarding the accounting and tax treatments of the proposed transaction; and (ix) those additional risks and factors discussed in reports filed by each respective Company with the Securities and Exchange Commission (the “SEC”)  from time to time. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on each respective Company’s consolidated financial condition, results of operations, credit rating or liquidity. Except to the extent required by applicable law or regulation, each respective Company disclaims any duty to update any forward-looking statements contained in this communication or to otherwise update any of the above-referenced factors.

About OSTTRA

Formed in September 2021 as a 50/50 joint venture between CME Group’s optimization businesses (Traiana, TriOptima, and Reset) and S&P Global’s middleware business (MarkitSERV), OSTTRA has established itself as a critical infrastructure provider in the post-trade space, processing over 80 million trades monthly.

About CME Group

As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data – empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform.  In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec is a trademark of BrokerTec Americas LLC and EBS is a trademark of EBS Group LTD. The S&P 500 Index is a product of S&P Dow Jones Indices LLC ("S&P DJI"). "S&P®", "S&P 500®", "SPY®", "SPX®", US 500 and The 500 are trademarks of Standard & Poor's Financial Services LLC; Dow Jones®, DJIA® and Dow Jones Industrial Average are service and/or trademarks of Dow Jones Trademark Holdings LLC. These trademarks have been licensed for use by Chicago Mercantile Exchange Inc. Futures contracts based on the S&P 500 Index are not sponsored, endorsed, marketed, or promoted by S&P DJI, and S&P DJI makes no representation regarding the advisability of investing in such products. All other trademarks are the property of their respective owners.

About S&P Global

S&P Global (NYSE: SPGI) provides essential intelligence. We enable governments, businesses and individuals with the right data, expertise and connected technology so that they can make decisions with conviction. From helping our customers assess new investments to guiding them through sustainability and energy transition across supply chains, we unlock new opportunities, solve challenges and accelerate progress for the world.

We are widely sought after by many of the world's leading organizations to provide credit ratings, benchmarks, analytics and workflow solutions in the global capital, commodity and automotive markets. With every one of our offerings, we help the world's leading organizations plan for tomorrow, today.

S&P Global provides essential intelligence. We enable governments, businesses, and individuals with the right data, expertise, and connected technology to make informed decisions. S&P Global is a leader in credit ratings, benchmarks, analytics, and workflow solutions in the global capital, commodity, and automotive markets.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

Media Contacts

CME Group
Laurie Bischel
laurie.bischel@cmegroup.com

Investor Relations

investors@cmegroup.com

S&P Global

Farhan Husain
farhan.husain@spglobal.com

Investor Relations

mark.grant@spglobal.com

KKR
Julia Kosygina or Lauren McCranie
media@kkr.com